Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation in this Registration Statement on Form S-/A of our report dated January 27, 2010 with respect to the audited financial statements of Surna Inc. for the year ended November 30, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

May 11, 2010